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                                                                  Exhibit 23.3



                           CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of U.S. Bancorp (the Company) for the registration of shares of its common stock to be issued in connection with the proposed merger with Zappco, Inc. and to the incorporation by reference therein of our reports (a) dated January 9, 1997, with respect to the consolidated financial statements of First Bank System, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, and (b) dated January 9, 1997 (except for the consolidation of First Bank System, Inc. and the former U.S. Bancorp as to which the date is August 1, 1997), with respect to the supplemental consolidated financial statements of the Company included in its Current Report on Form 8-K dated September 30, 1997, both filed with the Securities and Exchange Commission.



/s/  Ernst & Young LLP

Minneapolis, Minnesota
October 20, 1997